Exhibit 99.1

Grocery Outlet Holding Corp. Announces Fourth Quarter and Fiscal 2023 Financial Results
Q4 fiscal 2023 net sales increased 6.3%
Q4 fiscal 2023 comparable store sales grew 2.7% driven by a 7.5% increase in transactions
Company provides outlook for fiscal 2024 including impact of United Grocery Outlet pending acquisition
Emeryville, CA – February 27, 2024 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the fourth quarter and full fiscal year 2023 ended December 30, 2023.
Highlights for Fourth Quarter Fiscal 2023 as compared to Fourth Quarter Fiscal 2022:
•Net sales increased by 6.3% to $989.8 million.
•Comparable store sales increased by 2.7%, driven by a 7.5% increase in the number of transactions, partially offset by a 4.5% decrease in average transaction size.
•Gross margin remained flat at 30.2%.
•As previously disclosed, the Company experienced disruptions as a result of the implementation of new technology platforms in late August 2023. Such disruptions are estimated to have negatively impacted comparable store sales by approximately 200 basis points and gross margin by 130 basis points in the fourth quarter.
•The Company opened 13 new stores, ending the quarter with 468 stores in nine states.
•Net income decreased 11.2% to $14.1 million, or $0.14 per diluted share.
•Adjusted EBITDA(1) decreased 6.3% to $50.9 million, or 5.1% of net sales.
•Adjusted net income(1) decreased 19.6% to $18.2 million, or $0.18 per adjusted diluted share(1).
"Our value proposition continues to resonate with consumers resulting in strong traffic and transaction count growth. During 2023, we increased our market share, achieved record sales of $4 billion, and grew Adjusted EBITDA by 18%," said RJ Sheedy, CEO of Grocery Outlet. "Looking ahead, we are excited to be acquiring United Grocery Outlet and the platform that it will provide to support future store growth in the Southeast."

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(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release as well as the respective reconciliations of our non-GAAP financial measures below for additional information about these items.

Highlights for Fiscal 2023 as compared to Fiscal 2022:
•Net sales increased by 10.9% to $3.97 billion.
•Comparable store sales increased by 7.5%, driven by an 8.3% increase in the number of transactions, partially offset by a 0.8% decrease in average transaction size.
•Gross margin increased by 80 basis points to 31.3%.
•Disruptions as a result of the implementation of the new technology platforms in late August 2023 are estimated to have negatively impacted comparable store sales by approximately 90 basis points and gross margin by 50 basis points in fiscal 2023.
•The Company opened 28 new stores and closed one store during the year.
•Net income increased 22.1% to $79.4 million, or $0.79 per diluted share.
•Adjusted EBITDA(1) increased 17.7% to $252.6 million, or 6.4% of net sales.
•Adjusted net income(1) increased 15.2% to $108.1 million, or $1.07 per adjusted diluted share(1).
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $115.0 million at the end of the fourth quarter of fiscal 2023.
•Total debt was $292.7 million at the end of the fourth quarter of fiscal 2023, net of unamortized debt issuance costs.
•Net cash provided by operating activities during fiscal 2023 was $303.4 million.
•Capital expenditures for fiscal 2023, before the impact of tenant improvement allowances, were $192.0 million, and, net of tenant improvement allowances, were $175.6 million.
As previously announced, we agreed on February 14, 2024, to acquire United Grocery Outlet ("UGO"), an extreme value, discount grocery retailer with 40 stores located in the Southeastern United States and a distribution center in Tennessee. This acquisition will expand Grocery Outlet’s store reach into the new states of Tennessee, North Carolina, Georgia, Alabama, Kentucky, and Virginia. The transaction is expected to close early in the second quarter of fiscal 2024 and remains subject to customary closing conditions.
Outlook:
The Company is providing the following outlook for fiscal 2024, assuming the acquisition of UGO early in the second quarter of fiscal 2024:

New store openings, net(2)	55 to 60
Net sales(3)	$4.30 billion to $4.35 billion
Comparable store sales increase	3.0% to 4.0%
Gross margin	~31.3%
Adjusted EBITDA(1)(4)	$275 million to $283 million
Adjusted earnings per share — diluted(1)	$1.14 to $1.20
Capital expenditures (net of tenant improvement allowances)(5)	~$170 million
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(2) Includes addition of 40 stores from acquisition of UGO.
(3) Includes $125 million for the second through fourth quarters of fiscal 2024 from acquisition of UGO.

(4) Includes $7 million for the second through fourth quarters of fiscal 2024 from acquisition of UGO.
(5) Includes $15 million for the second through fourth quarters of fiscal 2024 related to anticipated capital improvements for UGO locations. Amount does not include $62 million acquisition price.
The above-referenced full year guidance reflects the Company's estimates of the negative impact of systems implementation to first quarter comparable store sales of approximately 50 basis points and gross margin of 100 basis points.

Conference Call Information:
A conference call to discuss the fourth quarter and full fiscal 2023 financial results is scheduled for today, February 27, 2024 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13742808. The replay will be available for approximately two weeks after the call.
Reclassification of Certain Statements of Operations and Comprehensive Income Items:
In the first quarter of fiscal 2023, in order to enhance the comparability of our results with our peers, we updated our presentation of the condensed consolidated statements of operations and comprehensive income to include depreciation and amortization expenses and share-based compensation expenses within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to current period presentation. The reclassification of these items had no impact on net income, earnings per share, or retained earnings in the current or prior periods.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental measures of performance. Management believes it is useful to investors and analysts to evaluate these non-GAAP financial measures on the same basis as management uses to evaluate the Company's operating results. Management uses these non-GAAP financial measures to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the business.
Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization expenses ("EBITDA") and adjusted to exclude share-based compensation expense, loss on debt extinguishment and modification, asset impairment and gain or loss on disposition, acquisition costs and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for costs related to amortization of purchase accounting assets and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.
EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share should not be construed as an inference that future results will be unaffected by the adjustments used to derive these non-GAAP measures.

The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, business and market trends, macroeconomic and geopolitical conditions, and the sufficiency of our cash balances, working capital and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inflation and other changes affecting the market prices of the products the Company sells; risks associated with newly opened stores; failure to open, relocate or remodel stores on schedule and on budget; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to properly integrate any acquired businesses; natural or man-made disasters, climate change, power outages, major health epidemics, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; failure to participate effectively in the growing online retail marketplace; unexpected costs and negative effects if the Company incurs losses not covered by insurance; difficulties associated with labor relations and shortages; loss of key personnel or inability to attract, train and retain highly qualified personnel; failure to remediate material weakness in the Company's internal control over financial reporting; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; risks associated with deploying the Company's own private label brands; inability to attract and retain qualified independent operators of the Company ("IOs"); failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to the Company; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; material disruption to information technology systems; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; risks associated with products the Company and its IOs sell; risks associated with laws and regulations generally applicable to retailers; legal or regulatory proceedings; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.

Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 460 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, Maryland, New Jersey and Ohio.
INVESTOR RELATIONS CONTACTS:
Christine Chen
(510) 877-3192
cchen@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Alejandro Alvarez Correa
(510) 346-5532
aalvarezcorrea@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net sales	$989,818	$930,830	$3,969,453	$3,578,101
Cost of sales	690,943	649,666	2,727,774	2,486,002
Gross profit	298,875	281,164	1,241,679	1,092,099
Selling, general and administrative expenses	279,949	257,200	1,115,897	997,109
Operating income	18,926	23,964	125,782	94,990
Other expenses:
Interest expense, net	1,450	5,612	16,361	17,967
Loss on debt extinguishment and modification	—	—	5,340	1,274
Total other expenses	1,450	5,612	21,701	19,241
Income before income taxes	17,476	18,352	104,081	75,749
Income tax expense	3,370	2,463	24,644	10,697
Net income and comprehensive income	$14,106	$15,889	$79,437	$65,052
Basic earnings per share	$0.14	$0.16	$0.80	$0.67
Diluted earnings per share	$0.14	$0.16	$0.79	$0.65
Weighted average shares outstanding:
Basic	99,292	97,463	98,709	96,812
Diluted	101,144	100,589	100,831	100,162

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$114,987	$102,728
Independent operator receivables and current portion of independent operator notes, net of allowance	14,943	10,805
Other accounts receivable, net of allowance	4,185	4,368
Merchandise inventories	349,993	334,319
Prepaid expenses and other current assets	32,443	15,137
Total current assets	516,551	467,357
Independent operator notes and receivables, net of allowance	28,134	22,535
Property and equipment, net	642,462	560,746
Operating lease right-of-use assets	945,710	902,163
Intangible assets, net	78,556	63,993
Goodwill	747,943	747,943
Other assets	10,230	7,667
Total assets	$2,969,586	$2,772,404
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$209,354	$137,631
Accrued and other current liabilities	66,655	53,213
Accrued compensation	24,749	27,194
Current portion of long-term debt	5,625	—
Current lease liabilities	63,774	54,586
Income and other taxes payable	13,808	7,890
Total current liabilities	383,965	280,514
Long-term debt, net	287,107	379,650
Deferred income tax liabilities, net	38,601	19,782
Long-term lease liabilities	1,038,307	980,759
Other long-term liabilities	2,267	1,485
Total liabilities	1,750,247	1,662,190
Stockholders' equity:
Common stock	99	98
Series A preferred stock	—	—
Additional paid-in capital	877,276	847,589
Retained earnings	341,964	262,527
Total stockholders' equity	1,219,339	1,110,214
Total liabilities and stockholders' equity	$2,969,586	$2,772,404

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	52 Weeks Ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$79,437	$65,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	76,600	70,451
Amortization of intangible and other assets	11,382	7,800
Amortization of debt issuance costs and debt discounts	1,084	2,264
Non-cash rent	5,226	6,932
Loss on debt extinguishment and modification	5,340	1,274
Share-based compensation	31,091	32,556
Provision for independent operator and other accounts receivable reserves	3,674	4,318
Deferred income taxes	18,819	10,367
Other	487	1,176
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(11,031)	(7,230)
Merchandise inventories	(15,674)	(58,817)
Prepaid expenses and other assets	(10,716)	841
Income and other taxes payable	5,918	705
Trade accounts payable, accrued compensation and other liabilities	91,049	35,094
Operating lease liabilities	10,761	12,728
Net cash provided by operating activities	303,447	185,511
Cash flows from investing activities:
Advances to independent operators	(8,565)	(9,819)
Repayments of advances from independent operators	5,734	6,917
Purchases of property and equipment	(168,990)	(130,482)
Proceeds from sales of assets	24	39
Investments in intangible assets and licenses	(23,000)	(16,586)
Proceeds from insurance recoveries - property and equipment	632	—
Net cash used in investing activities	(194,165)	(149,931)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,958	6,890
Tax withholding related to net settlement of employee share-based awards	(537)	—
Proceeds from senior term loan due 2028	300,000	—
Proceeds from revolving credit facility	25,000	—
Principal payments on revolving credit facility	(25,000)	—
Principal payments on senior term loan due 2025	(385,000)	(75,000)
Principal payments on senior term loan due 2028	(5,625)	—
Principal payments on finance leases	(1,398)	(1,271)
Repurchase of common stock	(5,893)	(3,451)
Dividends paid	(15)	(105)
Debt issuance costs paid	(4,513)	—
Net cash used in by financing activities	(97,023)	(72,937)
Net increase (decrease) in cash and cash equivalents	12,259	(37,357)
Cash and cash equivalents at beginning of period	102,728	140,085
Cash and cash equivalents at end of period	$114,987	$102,728

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net income	$14,106	$15,889	$79,437	$65,052
Interest expense, net	1,450	5,612	16,361	17,967
Income tax expense	3,370	2,463	24,644	10,697
Depreciation and amortization expenses	24,301	19,553	87,982	78,251
EBITDA	43,227	43,517	208,424	171,967
Share-based compensation expenses (1)	5,575	8,193	31,091	32,556
Loss on debt extinguishment and modification (2)	—	—	5,340	1,274
Asset impairment and gain or loss on disposition (3)	25	288	485	1,176
Acquisition costs (4)	459	—	459	—
Other (5)	1,595	2,331	6,822	7,709
Adjusted EBITDA	$50,881	$54,329	$252,621	$214,682

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net income	$14,106	$15,889	$79,437	$65,052
Share-based compensation expenses (1)	5,575	8,193	31,091	32,556
Loss on debt extinguishment and modification (2)	—	—	5,340	1,274
Asset impairment and gain or loss on disposition (3)	25	288	485	1,176
Acquisition costs (4)	459	—	459	—
Other (5)	1,595	2,331	6,822	7,709
Amortization of purchase accounting assets and deferred financing costs (6)	1,423	1,679	5,838	10,877
Tax adjustment to normalize effective tax rate (7)	(2,149)	(2,435)	(6,423)	(10,084)
Tax effect of total adjustments (8)	(2,853)	(3,330)	(14,936)	(14,702)
Adjusted net income	$18,181	$22,615	$108,113	$93,858

GAAP earnings per share
Basic	$0.14	$0.16	$0.80	$0.67
Diluted	$0.14	$0.16	$0.79	$0.65
Adjusted earnings per share
Basic	$0.18	$0.23	$1.10	$0.97
Diluted	$0.18	$0.22	$1.07	$0.94
Weighted average shares outstanding
Basic	99,292	97,463	98,709	96,812
Diluted	101,144	100,589	100,831	100,162

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(1)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with a recapitalization that occurred in fiscal 2018.
(2)Represents the write-off of debt issuance costs and debt discounts as well as debt modification costs related to refinancing and/or repayment of our credit facilities.
(3)Represents asset impairment charges and gains or losses on dispositions of assets.
(4)Represents costs related to the acquisition of United Grocery Outlet, including due diligence, legal, and other consulting expenses.
(5)Represents other non-recurring, non-cash or non-operational items, such as technology upgrade implementation costs, strategic project costs, costs related to employer payroll taxes associated with equity awards, legal settlements and other legal expenses, store closing costs, certain personnel-related costs and miscellaneous costs.
(6)Represents the amortization of debt issuance costs as well as the incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(7)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax expenses or benefits related to stock option exercises and vesting of restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(8)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.